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                                                                     Exhibit 4.2

                      SECURED DIVERSIFIED INVESTMENT, LTD.

                2003 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

                           As Adopted August 16, 2003

         1. Purpose. This 2003 Non-Employee Directors Stock Incentive Plan (this "Plan") is established to provide equity incentives for certain non-employee members of the Board of Directors of Secured Diversified Investment, Ltd. (the "Corporation"), who are described in Section 6.1 below, by granting such persons
(i) options to purchase shares of stock of the Corporation and (ii) awards of stock of the Corporation.

         2. Adoption and Stockholder Approval. After this Plan is adopted by the Board of Directors of the Corporation (the "Board"), this Plan will become effective on the time and date (the "Effective Date") on which the registration statement filed by the Corporation with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register the initial public offering of the Corporation's Common Stock is declared effective by the SEC. This Plan shall be approved by the stockholders of the Corporation, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board.

         3. Types of Options, Awards and Shares. Options granted under this Plan shall be non-qualified stock options ("NQSOs"). Awards may consist of grants and stock purchase rights (each an "Award"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Corporation.

         4. Number of Shares. The maximum number of Shares that may be issued pursuant to Options granted under this Plan (the "Maximum Number") is 5,000,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Corporation shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted under this Plan; provided, however that if the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Corporation pursuant to Awards or pursuant to the exercise of Options granted under this Plan equals or exceeds the Maximum Number, then notwithstanding anything herein to the contrary, no further Options or Awards may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Corporation pursuant to Awards or pursuant to the exercise of Options granted under this Plan is less than the Maximum Number.

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         5. Administration. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established.
The interpretation by the Committee of any of the provisions of this Plan or any Option or Award granted under this Plan shall be final and binding upon the Corporation and all persons having an interest in any Option or Award or any Shares purchased pursuant to an Option or issued pursuant to an Award.

         6. Eligibility and Award Formula.

                  6.1 Eligibility. Options and Awards shall be granted only to directors of the Corporation who are not employees of the Corporation or any Parent, Subsidiary or Affiliate of the Corporation, as those terms are defined in Section 18 below (each such person referred to as a "Recipient").

                  6.2 Initial Award. Each non-employee Director, when he or she first becomes a member of the Board, will automatically be granted an Award for 100,000 Shares (an "Initial Award") on the date such Recipient becomes a member of the Board.

                  6.3 Initial Option Grant. Each non-employee Director, when he or she first becomes a member of the Board of Directors, will automatically be granted an Option to purchase 500,000 shares (the "Initial Grant") on the date such Director becomes a member of the Board. Such options shall vest as set forth below.

                  6.4 Succeeding Grants. If a Director remains in continual service on the Board of Directors for a period in excess of three years, then on each annual anniversary of a Recipient's Initial Grant commencing in the fourth year the Recipient will automatically be granted an Option for 125,000 Shares (a "Succeeding Grant").

         7. Terms and Conditions of Awards. Subject to the following and to
Section 6 above:

                  7.1 Form of Awards. Awards in the form of stock grants shall be evidenced by a written Stock Grant Agreement in such form as the Board or the Committee may approve. Awards in the form of stock purchase rights shall be evidenced by a written Stock Purchase Agreement in such form as the Board may approve. Awards may vest immediately or may be subject to the same vesting provisions applicable to Options granted under this Plan as set forth in Section 8 below. Stock Purchase Rights shall be issued to Recipients at a price equal to or in excess of Fair Market Value, as defined in Section 18 below.

         8. Terms and Conditions of Options. Subject to the following and to
Section 6 above:

                  8.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Recipient) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

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                  8.2 Vesting. The date a Recipient receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "Start Date" for such Option.

                           (a) Initial Grants. Each Initial Grant will vest as
                  to twenty-five percent (25%) of the Shares on Start Date of the Initial Grant, and the remainder will vest in three equal annual installments of twenty-five percent each on each annual anniversary of the Start Date for such Initial Grant, so long as the Recipient continuously remains a director or, as determined by the Board in the Initial Grant or the Succeeding Grant, a consultant of the Corporation.

                           (b) Succeeding Grants. Each Succeeding Grant will
                  vest in full on the first annual anniversary date of the Start Date for such Succeeding Grant, so long as the Recipient continuously remains a director or, as determined by the Board in the Initial Grant or the Succeeding Grant, a consultant of the Corporation.

                  8.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 18.4) of the Shares, at the time that the Option is granted.

                  8.4 Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its Start Date (the "Expiration Date"). The Option shall cease to vest when the Recipient ceases to be a member of the Board or, as determined by the Board in the Initial Grant or the Succeeding Grant, a consultant of the Corporation. The date on which the Recipient ceases to be a member of the Board or, as determined by the Board in the Initial Grant or the Succeeding Grant, a consultant of the Corporation shall be referred to as the "Termination Date". An Option may be exercised after the Termination Date only as set forth below:

                           (a) Termination Generally. If the Recipient ceases to
                  be a member of the Board or, as determined by the Board in the Initial Grant or the Succeeding Grant, a consultant of the Corporation for any reason except death of the Recipient or disability of the Recipient (whether temporary or permanent, partial or total, as determined by the Committee), then each Option then held by such Recipient, to the extent (and only to the extent) that it would have been exercisable by the Recipient on the Termination Date, may be exercised by the Recipient no later than six (6) months after the Termination Date, but in no event later than the Expiration Date.

                           (b) Death or Disability. If the Recipient ceases to
                  be a member of the Board or, as determined by the Board in the Initial Grant or the Succeeding Grant, a consultant of the Corporation because of the death of the Recipient or the disability of the Recipient (whether temporary or permanent, partial or total, as determined by the Committee), then each Option then held by such Recipient to the extent (and only to the extent) that it would have been exercisable by the Recipient on the Termination Date, may be exercised by the Recipient (or the Recipient's legal representative) no later than twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

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         9. Exercise of Options.

                  9.1 Exercise Period. Subject to the provisions of Section 9.5 below, Options shall be exercisable as they vest.

                  9.2 Notice. Options may be exercised only by delivery to the Corporation of an exercise agreement in a form approved by the Committee stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Recipient's investment intent and access to information as may be required by the Corporation to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

                  9.3 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Corporation that have been owned by the Recipient for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Recipient in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Recipient for services rendered; (d) provided that a public market for the Corporation's stock exists, through a "same day sale" commitment from the Recipient and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Recipient irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Corporation; (e) provided that a public market for the Corporation's stock exists, through a "margin" commitment from the Recipient and an NASD Dealer whereby the Recipient irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Corporation; or (f) by any combination of the foregoing.

                  9.4 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Recipient shall pay or make adequate provision for any federal or state withholding obligations of the Corporation, if applicable.

                  9.5 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                           (a) An Option shall not be exercisable unless such
                  exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise.

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                           (b) The Committee may specify a reasonable minimum
                  number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Recipient from exercising the full number of Shares as to which the Option is then exercisable.

         10. Nontransferability of Options. During the lifetime of the Recipient, an Option shall be exercisable only by the Recipient or by the Recipient's guardian or legal representative, unless otherwise determined by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee.

         11. Privileges of Stock Ownership. Recipients of Awards shall have all rights of a stockholder with respect to any Shares granted outright. No Recipient shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Corporation shall provide to each Recipient a copy of the annual financial statements of the Corporation at such time after the close of each fiscal year of the Corporation as they are released by the Corporation to its stockholders.

         12. Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Corporation is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Corporation without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and Awards and the exercise price per share of such outstanding Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Corporation and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

         13. No Obligation to Continue as Director. Nothing in this Plan or any Option granted under this Plan shall confer on any Recipient any right to continue as a Director of the Corporation.

         14. Compliance With Laws. The grant of Options and Awards and the issuance of Shares pursuant to an Awards or upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Corporation shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

         15. Acceleration of Awards and Options on Certain Corporate Transactions. In the event of (a) a dissolution or liquidation of the Corporation, (b) a merger or consolidation in which the Corporation is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Corporation in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of


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the Corporation or their relative stock holdings and the Options and Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all Recipients), (c) a merger in which the Corporation is the surviving corporation but after which the stockholders of the Corporation (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Corporation in such merger) cease to own their shares or other equity interests in the Corporation, (d) the sale of substantially all of the assets of the Corporation, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Corporation by tender offer or similar transaction, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six months of the consummation of said event. Any Options not exercised within such six-month period shall expire.

         16. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan or any outstanding option, provided that the Board may not terminate or amend the terms of any outstanding Option or Award without the consent of the Recipient. In any case, no amendment of this Plan may adversely affect any then outstanding Options or Awards or any unexercised portions thereof without the written consent of the Recipient.

         17. Term of Plan. Options and Awards may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

         17. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

                  18.1 "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of such corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  18.2 "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  18.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

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                  18.4 "Fair Market Value" means, as of any date, the value of a share of the Corporation's Common Stock determined as follows:

                           (a) if such Common Stock is then quoted on the Nasdaq
                  National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

                           (b) if such Common Stock is publicly traded and is
                  then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                           (c) if such Common Stock is publicly traded but is
                  not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal the OTC Electronic Bulleting Board or the Pink Sheets;

                           (d) in the case of an Option granted on the Effective
                  Date, the price per share at which shares of the Corporation's Common Stock are initially offered for sale to the public by the Corporation's underwriters in the initial public offering of the Corporation's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act;

                           (e) if none of the foregoing is applicable, by the
                  Committee in good faith.


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